EXHIBIT 31

CERTIFICATIONS

I, Thomas R. Stanton, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of ADTRAN, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: July 26, 2012

/s/ Thomas R. Stanton
Thomas R. Stanton
Chief Executive Officer and Chairman of the Board

I, James E. Matthews, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of ADTRAN, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: July 26, 2012

/s/ James E. Matthews
James E. Matthews
Senior Vice President—Finance,
Chief Financial Officer, Treasurer,
Secretary and Director